Exhibit 99.3

Entertainment Properties Trust and Empire Resorts

Concord Resort Redevelopment Master Plan Presentation Available to the Public

MONTICELLO, N.Y. (March 9, 2012) — Entertainment Properties Trust (NYSE: EPR) and Empire Resorts, Inc. (NASDAQ-GM: NYNY) presented an overview of the master plan for redevelopment of the former Concord Resort property in Sullivan County, New York yesterday. Empire Resorts will make the presentation available to the public by attaching it as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. Empire Resort’s Current Report on Form 8-K may be accessed by visiting www.sec.gov.

About Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

Charles Degliomini

Empire Resorts, Inc.

845-807-0001

cdegliomini@empireresorts.com